UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 10, 2006
                                                        -----------------

                        EMPIRE FINANCIAL HOLDING COMPANY
                        --------------------------------
             (Exact name of Registrant as specified in its charter)


          Florida                        1-31292                 56-3627212
          -------                        -------                 ----------
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                   Number)             Identification No.)


                            2170 West State Road 434,
                                    Suite 100
                               Longwood, FL 32779
                            -------------------------
               (Address Of Principal Executive Office) (Zip Code)


         Registrant's telephone number, including area code 407-774-1300
                                                            ------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01: COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On November 16, 2006, Empire Financial Holding Company (the "Registrant") filed a Current Report on Form 8-K with regard to the acquisition on November 10, 2006, of 12,204 shares of the common stock (representing approximately 98.9% of the total outstanding shares of stock) of Jesup & Lamont Securities Corporation from its parent Jesup & Lamont Holding Corporation. Thereafter, effective as of November 10, 2006, the registrant acquired the remaining 138 shares from three minority shareholders, resulting in the registrant owning 100% of the total outstanding shares of stock of Jesup & Lamont Securities Corporation. There were no material relationships, other than in respect of the acquisition transaction, between the registrant and Jesup & Lamont Securities Corporation or between that entity and any director or officer or any associate of any such director or officer of the registrant.

      The registrant paid a total of (i) $1,714,539 in cash, (ii) 1,650,154 shares of common stock with a fair value of $5.9 million, (iii) common stock options with three year vesting, ten year terms, and exercise prices from $4.31
- $4.67 per share exercisable into 1,342,000 shares of common stock, approximating a fair value of $3.1 million, (iv) a $2.5 million Note, bearing interest at 4% per annum, due in five years as to both principal and interest,
(v) an account payable of $500,000, and (vi) commissions and financing expenses of $582,592. The total purchase price was $14.1 million.

      The Registrant hereby amends its Form 8-K filed on November 16, 2006 to provide the required financial information related to the acquisition, and to update the disclosure provided under Item 2.01.

ITEM 8.01: OTHER EVENTS

      In addition to sales of 90-day convertible notes previously reported in our Form 10-QSB for the period ended September 30, 2006, we sold an additional aggregate principal amount of $300,000 of 90-day convertible notes, currently convertible to an aggregate of 100,000 shares of common stock, to an accredited investor during November, 2006. The notes are extendable for an additional 90 days and have been or will be extended for the additional 90 days. Pursuant to the terms of the notes, after approval for listing of the underlying common stock by the American Stock Exchange we will issue five-year warrants to purchase an aggregate of 60,000 shares of common stock at a price of $3.42 per share. None of the common stock or warrants will be issued until listing approval has been granted by the American Stock Exchange. If the listing approval is not granted by the American Stock Exchange, the notes would be in default and payable on demand.

      The above securities were acquired for investment by an accredited investor and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6), 4(2) and Regulation D thereof. All the securities are restricted securities and bear a restrictive legend and are subject to stop transfer restrictions. None of the above shares of common stock or shares of common stock underlying the above warrants are issuable until the American Stock Exchange has approved its listing.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

      (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

            Independent auditors' report

            Financial statements of Jesup & Lamont Securities Corporation as of and for the year ended December 31, 2004

            Independent auditors' report

            Financial statements of Jesup & Lamont Securities Corporation as of and for the year ended December 31 2005

            Financial statements of Jesup & Lamont Securities Corporation as of and for the nine months ended September 30, 2006 (unaudited)

      (b) PRO FORMA FINANCIAL INFORMATION

            Unaudited combined pro forma Condensed Interim Balance Sheets of Empire Financial Holding Company and Jesup & Lamont Securities Corporation as of September 30, 2006

            Unaudited combined pro forma Condensed Interim Statements of Operations of Empire Financial Holding Company and Jesup & Lamont Securities Corporation for the year ended December 31, 2005 and for the nine months ended September 30, 2006 and 2005

      (c) EXHIBITS:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------

10.20    Stock Purchase Agreement dated September 14, 2000 (1)

10.21    Amendment No. 1 to Stock Purchase Agreement, dated November 2, 2006 (2)

(1) Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on September 19, 2006.

(2) Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed on November 16, 2006.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        Empire Financial Holding Company, Inc.

Dated:  January 24, 2007                By: /s/ Donald A. Wojnowski, Jr.
                                            ----------------------------
                                            Donald A. Wojnowski, Jr.
                                            President

                          INDEX TO FINANCIAL STATEMENTS

                         Historical Financial Statements

Jesup & Lamont Securities Corporation:

Independent Auditors' Report .............................................. F-1

Statement of Financial Condition as of December 31, 2004 .................. F-2

Statement of Operations for the year ended December 31, 2004 .............. F-3

Statement of Changes in Stockholders' Equity for the year ended
  December 31, 2004 ....................................................... F-4

Statement of Cash Flows for the year ended December 31, 2004 .............. F-5

Notes to Financial Statements ............................................. F-6

Independent Auditors' Report .............................................. F-11

Statement of Financial Condition as of December 31, 2005 .................. F-12

Statement of Operations for the year ended December 31, 2005 .............. F-13

Statement of Changes in Stockholders' Equity for the year ended
  December 31, 2005 ....................................................... F-14

Statement of Cash Flows for the year ended December 31, 2005 .............. F-15

Notes to Financial Statements ............................................. F-16

Unaudited Condensed Interim Statement of Financial Condition as of
  September 30, 2006 ...................................................... F-22

Unaudited Condensed Interim Statements of Operations for the nine months ended September 30, 2006 and 2005 ....................................... F-23

Unaudited Condensed Interim Statements of Cash Flows for the nine months ended September 30, 2006 and 2005 ....................................... F-24

Notes to Unaudited Condensed Interim Financial Statements ................. F-25


          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION

Empire Financial Holding Company and Jesup & Lamont Securities Corporation:

Basis of Presentation ..................................................... F-30

Unaudited Combined Pro Forma Condensed Balance Sheet as of
  September 30, 2006 ...................................................... F-31

Unaudited Combined Pro Forma Condensed Statement of Operations for the
  year ended December 31, 2005 ............................................ F-32

Unaudited Combined Pro Forma Condensed Statement of Operations for the
  nine months ended September 30, 2006 .................................... F-33

Notes to Unaudited Combined Pro Forma Condensed Financial Statements ...... F-34

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Jesup & Lamont Securities Corporation


We have audited the accompanying statement of financial condition of Jesup & Lamont Securities Corporation (the "Company") as of December 31, 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jesup & Lamont Securities Corporation as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Eisner LLP

New York, New York
February 11, 2005

                      JESUP & LAMONT SECURITIES CORPORATION
                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 2004

ASSETS
   Cash and cash equivalents ...................................    $   678,221
   Due from brokers ............................................      1,069,482
   Securities owned, at market value ...........................        400,057
   Securities owned, not readily marketable, at fair value .....        315,639
   Prepaid expenses and deposits ...............................        286,771
   Furniture, equipment and leasehold improvements, net ........        240,425
   Due from officers ...........................................        719,632
   Intangible, net of accumulated amortization of $61,000 ......        244,000
   Other assets ................................................        139,531
                                                                    -----------

                                                                    $ 4,093,758
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Securities sold, not yet purchased, at market value .........    $    52,228
   Accounts payable ............................................        803,929
   Commission payable ..........................................        644,972
   Deferred rent payable .......................................        223,109
                                                                    -----------

      Total liabilities ........................................      1,724,238
                                                                    -----------

Stockholders' equity:
   Common stock - no par value, 10,000 shares authorized,
      9,454 shares issued, 8,270 shares outstanding
   Additional paid-in capital ..................................      4,673,719
   Accumulated deficit .........................................     (1,955,071)
   Treasury stock - 1,184 shares ...............................       (133,884)
   Due from parent .............................................       (215,244)
                                                                    -----------

      Total stockholders' equity ...............................      2,369,520
                                                                    -----------

                                                                    $ 4,093,758
                                                                    ===========

                        See notes to financial statements

                      JESUP & LAMONT SECURITIES CORPORATION
                             STATEMENT OF OPERATIONS

                          Year Ended December 31, 2004

Revenues:
   Commissions .............................................         $11,899,038
   Investment banking revenue ..............................           4,301,717
   Net gain on securities transactions .....................             994,016
   Interest and dividends ..................................             591,203
   Other income ............................................             144,861
                                                                     -----------

      Total revenues .......................................          17,930,835
                                                                     -----------

Expenses:
   Salaries, commissions and benefits ......................          11,474,953
   Investment banking ......................................             580,345
   Clearance and brokerage .................................           1,079,159
   Professional and consulting .............................             523,143
   Occupancy ...............................................           1,180,100
   Advertising and promotion ...............................             396,234
   Communications ..........................................             565,247
   Depreciation and amortization ...........................             151,777
   Other ...................................................           1,578,448
                                                                     -----------

      Total expenses .......................................          17,529,406
                                                                     -----------

Income before income taxes .................................             401,429
Provision for income taxes .................................              45,500
                                                                     -----------

NET INCOME .................................................         $   355,929
                                                                     ===========

                        See notes to financial statements

                                 JESUP & LAMONT SECURITIES CORPORATION
                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                      Year Ended December 31, 2004

                                                              ADDITIONAL
                                  DUE FROM       TREASURY       PAID-IN     ACCUMULATED
                                   PARENT         STOCK         CAPITAL       DEFICIT         TOTAL
                                -----------    -----------    -----------   -----------    -----------
BALANCE - DECEMBER 31, 2003 .   $  (152,866)   $  (133,884)   $ 4,210,434   $(2,311,000)   $ 1,612,684
Advances, net (Note J) ......       (62,378)             -              -             -        (62,378)
Contributions ...............             -              -        463,285             -        463,285
Net income ..................             -              -              -       355,929        355,929
                                -----------    -----------    -----------   -----------    -----------

BALANCE - DECEMBER 31, 2004 .   $  (215,244)   $  (133,884)   $ 4,673,719   $(1,955,071)   $ 2,369,520
                                ===========    ===========    ===========   ===========    ===========


                                   See notes to financial statements

                                                   F-4

                                 JESUP & LAMONT SECURITIES CORPORATION
                                        STATEMENT OF CASH FLOWS
                                      Year Ended December 31, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ...........................................................................  $   355,929
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization .....................................................      151,777
      Other .............................................................................        7,829
      Changes in:
        Securities owned ................................................................     (249,142)
        Securities sold, not yet purchased ..............................................       49,373
        Receivables and due from brokers ................................................      364,218
        Prepaid expenses, deposits, due from employees and other ........................      (66,032)
        Due from employees ..............................................................        8,775
        Accounts payable ................................................................      551,372
        Commissions payable .............................................................      246,434
        Deferred rent payable ...........................................................      103,109
                                                                                           -----------

           Net cash provided by operating activities ....................................    1,523,642
                                                                                           -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, equipment and leasehold improvements ..........................     (245,030)
   Loans to officers ....................................................................     (705,405)
                                                                                           -----------

           Net cash used in investing activities ........................................     (950,435)
                                                                                           -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances to parent ...................................................................     (302,378)
                                                                                           -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS ...............................................      270,829
Cash and cash equivalents at beginning of year ..........................................      407,392
                                                                                           -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR ................................................  $   678,221
                                                                                           ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid ........................................................................  $     3,083
                                                                                           ===========
   Income taxes paid ....................................................................  $    45,500
                                                                                           ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Assumption of loan by Parent with corresponding increase in additional paid-in capital  $   463,285
                                                                                           ===========
   Assignment of rent deposit upon assumption of third-party lease ......................  $   120,000
                                                                                           ===========

   Purchase of certain assets of Oftring & Company, Inc. (Notes F and J):
      Consideration:
      --------------
        Reduction in prepaids for deposit paid in 2003 ..................................  $   (90,000)
        Reduction in amount due from Parent .............................................     (240,000)
                                                                                           -----------

                                                                                              (330,000)
                                                                                           -----------
      Allocated to:
      -------------
        Increase in furniture and equipment .............................................       25,000
        Increase in intangible ..........................................................      305,000
                                                                                           -----------

                                                                                               330,000
                                                                                           -----------

                                                                                           $         0
                                                                                           ===========

                                   See notes to financial statements

                                                   F-5

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

NOTE A - ORGANIZATION AND BUSINESS

Jesup & Lamont Securities Corporation (the "Company") is a registered broker and dealer in securities that clears its customer transactions through its correspondent clearing broker on a fully disclosed basis. The Company engages in various businesses of a broker-dealer including principal and agency trading, investment banking and underwriting activities.

The Company is a 98% owned subsidiary of Jesup & Lamont Holding Corporation ("Holding" or "Parent").


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company considers all highly liquid financial instruments with an original maturity of less than three months to be cash equivalents.

The Company maintains cash balances with a major bank, which may exceed the FDIC insurance limit.

Securities owned and securities sold, but not yet purchased, which are traded on a national securities exchange or listed on NASDAQ, are valued at the last reported sales prices of the year. Securities owned, which have exercise or holding period restrictions, are valued at fair value as determined by the Company's management. Unrealized gains and losses resulting from changes in valuation are reflected in net gain (loss) on securities transactions. The carrying values of all other financial instruments approximate their fair values due to the relatively short-term nature of these instruments.

Principal transactions, agency commissions and related clearing expenses are recorded on a trade-date basis.

Investment banking revenues include fees earned from providing merger and acquisition services, private and public offerings of debt and equity securities and financial restructuring advisory services. Investment banking revenues are recorded upon the closing of the transaction, when it can be determined that the fees have been irrevocably earned.

Dividends are recorded on an ex-dividend date basis and interest is recorded on an accrual basis.

Depreciation of furniture and equipment is provided by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the lease term.

The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

Intangible asset, consisting of a customer list, is being amortized on a straight line basis over five years.

NOTE C - SECURITIES OWNED AND SECURITIES SOLD, BUT NOT YET PURCHASED

The components of securities owned and securities sold, but not yet purchased as of December 31, 2004 consist of positions of common stock and warrants. Three securities positions account for 91% of the total value of securities owned.


NOTE D - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Components of furniture, equipment and leasehold improvements at December 31, 2004 were as follows:

      Leasehold improvements ................................     $ 47,097
      Computer equipment ....................................      161,320
      Furniture and fixtures ................................       95,132
                                                                  --------

      Total cost ............................................      303,549
      Less accumulated depreciation and amortization ........       63,124
                                                                  --------

                                                                  $240,425
                                                                  ========

NOTE E - DUE FROM OFFICERS

At December 31, 2004, the Company has an outstanding noninterest-bearing demand loan of $134,592 due from its President. In January 2005, $106,000 of the loan was repaid.

At December 31, 2004, the Company has an outstanding demand loan of $585,040 (including accrued interest of $6,435) due from its Chairman, which bears interest at the federal funds rate (2.16% per annum at December 31, 2004).


NOTE F - INTANGIBLE

On January 1, 2004, the Company acquired substantially all of the assets (the "Acquired Assets") of Oftring & Company, Inc., a registered broker-dealer in securities located in Worcester, Massachusetts. The purchase price for the Acquired Assets consisted of $90,000, 1,399,740 shares of Holding common stock representing 3% of the issued and outstanding shares of Holding and an option to purchase an additional 3% of the total of the issued and outstanding common stock of Holding at a purchase price equal to the book value of such shares as of December 31, 2003. The Holding common stock and option were valued at $240,000. The total purchase price was allocated as follows: $25,000 to furniture and equipment and $305,000 to intangible, principally customer lists. In addition, the seller or its designee is entitled to receive additional consideration equal to 7% of the Gross Commissions of the Oftring Group, both as defined, until the earlier to occur of (i) January 1, 2008 or ii) the date that the aggregate payments of Gross Commissions equal $490,000. Gross Commissions is being charged to compensation as earned, which amounted to approximately $109,000 for 2004. Amortization expense for 2004 amounted to $61,000. Annual amortization for each of the next four years will amount to $61,000.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

NOTE G - LOAN PAYABLE

The Company had a loan payable to the U.S. Small Business Administration in the amount of $463,285 that was payable in 202 monthly installments of $3,148, including principal and interest at the rate of 4% per annum, which commenced on January 23, 2004. The loan was collateralized by the Company's furniture and equipment and was guaranteed by two officers of the Company and their spouses. In March 2004, Holding assumed the obligation, which was recorded as a capital contribution.


NOTE H - INCOME TAXES

The Company files a consolidated income tax return with Holding. For financial reporting purposes, the Company determines its income tax provision on a separate company basis.

Income tax expense consists of current taxes of $45,500.

The effective tax rate differs from the provision calculated at the federal statutory rate primarily because of the utilization of the Company's net operating loss carryforwards for which no benefit had been previously recognized and the effects of state and local taxes.

The Company accounts for taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of tax benefits or expense on the temporary differences between the tax basis and book basis of its assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. At December 31, 2004, the Company had deferred tax assets of approximately $1,118,000, which are primarily due to timing differences such as depreciation and amortization and net operating loss carryforwards. Such amount has been fully reserved based on the likelihood of realization. During 2004, the valuation allowance decreased by approximately $33,000.

At December 31, 2004, the Company's share of the consolidated federal net operating loss carryforwards was approximately $2,190,000, which expires from 2020 through 2022.


NOTE I - STOCKHOLDERS' EQUITY, NET CAPITAL AND OTHER REGULATORY REQUIREMENTS

As a registered broker-dealer, the Company is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule 15c3-1. The Company's net capital, as defined, is required to be the greater of $100,000 or the minimum net capital based on aggregate indebtedness. As of December 31, 2004, the Company's ratio of aggregate indebtedness to net capital was 3.66 to 1 and its net capital was $456,890 which was $345,423 in excess of the minimum net capital requirement.

The Company claims exemption from the provisions of the SEC's Rule 15c3-3 pursuant to paragraph (k)(2)(ii) as it clears its customer transactions through its correspondent broker on a fully disclosed basis.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

NOTE J - TRANSACTIONS WITH PARENT

The Company's Parent is a nonoperating holding company. During 2004, the Company made payments aggregating $302,378 to third parties on behalf of the Parent to enable it to meet its obligations. In addition, the Company acquired certain assets during 2004 using Parent common stock and a Parent option valued at $240,000. These transactions have resulted in a net increase of $62,378 in the noninterest-bearing amount due from the Parent, resulting in a balance of $215,244 at December 31, 2004. At December 31, 2004, the Parent had a working capital deficiency of $215,244. As the current financial condition of the Parent makes repayment of the advances doubtful, the advances have been accounted for similar to a distribution to the Parent and, accordingly, have been reflected in the statement of financial condition as a reduction in stockholders' equity.


NOTE K - COMMITMENTS AND CONTINGENCIES

[1]   OPERATING LEASES:

      As of December 31, 2004, the Company is obligated under noncancelable lease agreements for office space, expiring through 2009. The leases provide for minimum lease payments as follows:

      YEAR ENDING
      DECEMBER 31,
      ------------

         2005        $ 1,299,416
         2006          1,166,282
         2007          1,018,490
         2008            693,811
         2009            331,936
                     -----------

                     $ 4,509,935
                     ===========

      Deferred rent includes a) $103,109 representing the difference between rent payable calculated over the lease terms on a straight-line basis and rent payable on a cash basis, and, b) $120,000 representing a lease deposit assigned to the Company by a prior tenant upon the Company's assumption of the lease, which will be amortized as a reduction of rent expense over the remaining lease term.

[2]   LITIGATION:

      The Company is party to certain claims, suits and complaints arising in the ordinary course of business. In the opinion of management, all such claims, suits and complaints are without merit, or involve amounts which would not have a significant effect on the financial position of the Company.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2004

      On May 3, 2004, the Company received a letter (the "Wells Request") indicating that the National Association of Securities Dealers ("NASD") had made a preliminary determination to recommend that disciplinary action be taken against the Company, its Chief Executive Officer and its Director of Compliance. The Wells Request set forth fourteen categories of potential rule violations including certain charges related to the Company's issuance of communications that the NASD asserts were research reports within the meaning of applicable NASD conduct rules. The Wells Letter sets forth a number of other alleged rule violations including failure to file a timely attestation, discrepancies in transaction reports for equity securities and corporate bond transactions, deficiencies under the Trade Reporting and Compliance Engine, municipal transactions that did not report the time of execution, failure to file for approval of a material change in business operations, failure to register the Director of Compliance as a Series 55 Equity Trader and failure to implement sufficient procedures under the Bank Secrecy Act. On June 1, 2004, the Company and the Company's Chief Executive Officer and Director of Compliance submitted a "Joint Wells Submission" refuting the NASD allegations. Following that submission, the Company has engaged in discussions with the NASD regarding the potential resolution of this matter, which discussions are ongoing. Management believes that the resolution of this matter will not have a significant effect on the financial position of the Company.


NOTE L - FINANCIAL INSTRUMENTS

In the normal course of its business, the Company enters into transactions in financial instruments with off-balance-sheet risk. These financial instruments consist of securities sold, but not yet purchased.

The Company has sold securities that it does not currently own and will therefore be obligated to purchase such securities at a future date. The Company has recorded these obligations in the statement of financial condition at December 31, 2004 at market values of the related securities and will incur a loss if the market value of the securities increases subsequent to December 31, 2004.


NOTE M - OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

The Company's transactions are cleared by another broker-dealer in securities pursuant to a clearance agreement. Although the Company clears its transactions through another broker-dealer in securities, the Company is exposed to off-balance-sheet risk in the event that customers or other parties fail to satisfy their obligations. Should a customer fail to deliver cash or securities as agreed, the Company may be required to purchase or sell securities at unfavorable market prices. At December 31, 2004, substantially all of the securities owned and the amounts due from brokers reflected in the statement of financial condition are positions held at and amounts due from one clearing broker, a large financial institution. The Company is subject to credit risk should this broker be unable to fulfill its obligations.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Jesup & Lamont Securities Corporation:

We have audited the accompanying statement of financial condition of Jesup & Lamont Securities Corporation as of December 31, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jesup & Lamont Securities Corporation as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                   /S/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
                                           CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 21, 2006

                      JESUP & LAMONT SECURITIES CORPORATION
                        STATEMENT OF FINANCIAL CONDITION

                                December 31, 2005
________________________________________________________________________________

ASSETS
------

   Cash and cash equivalents ....................................   $    26,701
   Receivable from broker-dealers ...............................     1,156,884
   Securities owned, marketable at market value .................         1,772
   Securities owned, not readily marketable, at fair value ......        11,910
   Prepaid expenses and security deposits .......................       372,991
   Furniture, equipment and leasehold improvements, at cost,
     net of accumulated depreciation ............................       395,744
   Due from officers, net .......................................       620,680
   Intangible, net of accumulated amortization of $122,000 ......       183,000
   Other assets .................................................       225,422
                                                                    -----------

         Total assets ...........................................   $ 2,995,104
                                                                    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

LIABILITIES:
   Accounts payable, accrued expenses and other liabilities .....   $   330,524
   Note payable .................................................        40,915
   Commission payable ...........................................       521,573
   Deferred rent payable ........................................       128,201
                                                                    -----------

         Total liabilities ......................................     1,021,213
                                                                    -----------

STOCKHOLDERS' EQUITY:
   Common stock - no par value, 10,000 shares authorized,
     9,454 shares issued, 8,270 shares outstanding ..............         6,000
   Additional paid-in capital ...................................     4,820,755
   Retained earnings ............................................    (2,718,980)
   Less:
     Treasury stock - 1,184 shares common, at cost ..............      (133,884)
                                                                    -----------

         Total stockholders' equity .............................     1,973,891
                                                                    -----------

         Total liabilities and stockholders' equity .............   $ 2,995,104
                                                                    ===========
________________________________________________________________________________

   The accompanying notes are an integral part of these financial statements.

                      JESUP & LAMONT SECURITIES CORPORATION
                             STATEMENT OF OPERATIONS

                          Year Ended December 31, 2005
________________________________________________________________________________

Revenues:
   Commissions ..................................................   $12,094,793
   Investment banking revenue ...................................     2,028,510
   Net gain on securities transactions ..........................     1,137,082
   Fee income ...................................................       826,073
   Interest and dividends .......................................       784,887
   Other income .................................................       593,231
                                                                    -----------

         Total revenues .........................................    17,464,576

Expenses:
   Salaries, commissions and benefits ...........................    11,852,222
   Investment banking ...........................................     1,129,654
   Clearance and brokerage ......................................       987,761
   Professional and consulting service ..........................       475,792
   Occupancy and equipment ......................................     1,487,760
   Advertising and promotion ....................................       397,040
   Communications ...............................................       768,138
   Depreciation and amortization ................................       207,382
   Regulatory fees and assessments ..............................       286,590
   Other ........................................................       624,120
                                                                    -----------

         Total expenses .........................................    18,216,459

         Loss before income taxes ...............................      (751,883)

Provision for income taxes ......................................        12,026
                                                                    -----------

         Net loss ...............................................   $  (763,909)
                                                                    ===========
________________________________________________________________________________

   The accompanying notes are an integral part of these financial statements.

                                  JESUP & LAMONT SECURITIES CORPORATION
                              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                      Year Ended December 31, 2005
_________________________________________________________________________________________________________
                                                    Additional
                              Common   Treasury      Paid-In     Accumulated    Due From
                              Stock      Stock       Capital       Deficit       Parent         Total
                              ------   ---------    ----------   -----------    ---------    -----------
Balance - beginning of year   $6,000   $(133,884)   $4,667,719   $(1,955,071)   $(215,244)   $ 2,369,520

Advances, net .............        -           -             -             -      (84,756)       (84,756)

Prepayment of advances ....        -           -             -             -      300,000        300,000

Contributions .............        -           -       153,036             -            -        153,036

Net loss ..................        -           -             -      (763,909)           -       (763,909)
                              ------   ---------    ----------   -----------    ---------    -----------

Balance - end of year .....   $6,000   $(133,884)   $4,820,755   $(2,718,980)   $       -    $ 1,973,891
                              ======   =========    ==========   ===========    =========    ===========

_________________________________________________________________________________________________________

               The accompanying notes are an integral part of these financial statements.

                                                  F-14

                      JESUP & LAMONT SECURITIES CORPORATION
                             STATEMENT OF CASH FLOWS

                          Year Ended December 31, 2005
________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .......................................................   $(763,909)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
     Depreciation and amortization ................................     207,382
     (Increase) decrease in operating assets
       Securities owned, marketable, at market value ..............     398,285
       Securities owned, not readily marketable, at fair value ....     303,729
       Securities sold, not yet purchased .........................     (52,228)
       Receivables from broker-dealers ............................     (87,402)
       Prepaid expenses and security deposits .....................     (86,220)
       Other assets ...............................................     (85,891)
       Accounts payable, accrued expenses and other liabilities ...    (473,405)
       Commissions payable ........................................    (123,399)
       Deferred rent payable ......................................     (94,908)
                                                                      ---------
         Net cash used in operating activities ....................    (857,966)
                                                                      ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of furniture, equipment and leasehold improvements ....    (143,665)
   Loans to officers ..............................................      98,952
                                                                      ---------
         Net cash used in investing activities ....................     (44,713)
                                                                      ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of net advances from parent ..........................     300,000
   Advances to parent .............................................     (89,756)
   Increase in note payable .......................................      56,250
   Payments of note payable .......................................     (15,335)
                                                                      ---------
         Net cash provided by financing activities ................     251,159
                                                                      ---------
         Net decrease in cash and cash equivalents ................    (651,520)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ....................     678,221
                                                                      ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..........................   $  26,701
                                                                      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Income taxes paid ..............................................   $  30,317
                                                                      =========
   Interest paid ..................................................   $   2,669
                                                                      =========

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Contribution of fixed assets by parent .........................   $ 158,036
                                                                      =========
________________________________________________________________________________

   The accompanying notes are an integral part of these financial statements.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

1. ORGANIZATION AND NATURE OF BUSINESS

Jesup & Lamont Securities Corporation (the "Company") is a broker and dealer registered with the Securities and Exchange Commission. The Company engages in various businesses of a broker-dealer including principal and agency trading, investment banking and underwriting activities. The Company clears its securities transactions on a fully disclosed basis with other broker-dealers and, accordingly, is exempt from the provisions of SEC Rule 15c3-3, and is not responsible for compliance with Section 4(c) of Regulation T of the Federal Reserve System. There were no liabilities subordinated to the claims of creditors during the year ended December 31, 2005.

The Company is a 98% owned subsidiary of Jesup & Lamont Holding Corporation ("Holding" or "Parent").


2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
----------------

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Securities Transactions
-----------------------

Principal transactions, agency commissions and related clearing expenses are recorded on a trade-date basis.

Securities owned which are traded on a national securities exchange or listed on NASDAQ, are valued at the last reported sales prices of the year. Securities owned, which have exercise or holding period restrictions, are valued at fair value as determined by the Company's management. Unrealized gains and losses resulting from changes in valuation are reflected in net gain (loss) on securities transactions. The carrying values of all other financial instruments approximate their fair values due to the relatively short-term nature of these instruments. Trade receivables and payables for security transactions that have not reached their contractual settlement date are recorded net in the statement of financial condition.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

Investment banking revenue includes fees earned from providing merger and acquisition services, private and public offerings of debt and equity securities and financial restructuring advisory services. Investment banking revenues are recorded upon the closing of the transaction, when it can be determined that the fees have been irrevocably earned.

Furniture, Equipment and Leasehold Improvements
-----------------------------------------------

Furniture and equipment are stated at cost and are being depreciated over three and seven years which approximates their useful lives, using the straight-line method. Leasehold improvements are being amortized using the straight-line method over the term of the related office space lease. Major expenditures for furniture and equipment and those which substantially increase their useful lives are capitalized; maintenance, repairs, and minor renewals are expensed as incurred.

Income Taxes
------------

The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Intangible Asset
----------------

Intangible asset, consisting of a customer list, is being amortized on a straight line basis over five years.


3. SECURITIES OWNED

The components of securities owned as of December 31, 2005 consist of positions in common stocks. One security position accounts for 86% of the total value of securities owned.


4. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Components of furniture, equipment and leasehold improvements include the following:

         Leasehold improvements ............................   $238,814
         Computer equipment ................................    308,885
         Furniture and fixtures ............................    224,515
                                                               --------
                 Total cost ................................    772,214
         Less accumulated depreciation and amortization ....    376,470
                                                               --------
                                                               $395,744
                                                               ========

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

5. DUE FROM OFFICERS

At December 31, 2005, the Company has an outstanding demand loan of $625,230 (including accrued interest of $19,149) due from its Chairman, which bears interest at the federal funds rate (3% per annum at December 31, 2005).

At December 31, 2005, the Company has an outstanding payable of $4,550 due to its President. The loan is unsecured, noninterest bearing and due on demand.


6. INTANGIBLE ASSET

On January 1, 2004, the Company acquired substantially all of the assets (the "Acquired Assets") of Oftring & Company, Inc., a registered broker-dealer in securities located in Worcester, Massachusetts. The purchase price for the Acquired Assets consisted of cash of $90,000, 1,399,740 shares of Holding common stock representing 3% of the issued and outstanding shares of Holding and an option to purchase an additional 3% of the total of the issued and outstanding common stock of Holding at a purchase price equal to the book value of such shares as of December 31, 2003. The Holding common stock and option were valued at $240,000. The total purchase price was allocated as follows: $25,000 to furniture and equipment and $305,000 to intangible, principally customer lists. In addition, the seller or its designee is entitled to receive additional consideration equal to 7% of the Gross Commissions of the Oftring Group, both as defined, until the earlier to occur of (i) January 1, 2008 or (ii) the date that the aggregate payments of Gross Commissions equal $490,000. Gross Commissions is being charged to compensation as earned, which amounted to approximately $96,471 for 2005. Amortization expense for 2005 amounted to $61,000. Annual amortization for each of the next three years will amount to $61,000.


7. NOTE PAYABLE

The note payable is a promissory note payable to the NASD, in payment of the fine assessed (see Note 11). The note is payable in monthly installments of $2,572, including interest at 9% through May 28, 2007. Interest paid in 2005 was $2,669. The future maturities of the note are as follows:

         Year Ending
         December 31,
         ------------

             2006        $ 28,331
             2007          12,584
                         --------
                         $ 40,915
                         ========

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

8. INCOME TAXES

The Company files a consolidated income tax return with Holding. For financial reporting purposes, the Company determines its income tax provision on a separate company basis.

Income tax expense consists of current taxes of $12,026.

The effective tax rate differs from the provision calculated at the federal statutory rate because of state and local taxes.

The Company accounts for taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of tax benefits or expense on the temporary differences between the tax basis and book basis of its assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. At December 31, 2005, the Company had deferred tax assets of approximately $2,026,000, which are primarily due to timing differences such as depreciation and amortization and net operating loss carryforwards. Such amount has been fully reserved based on the likelihood of realization. During 2005, the valuation allowance increased by approximately $908,000.

At December 31, 2005, the Company's share of the consolidated federal net operating loss carryforwards was approximately $3,940,000, which expires from 2020 through 2026.


9. STOCKHOLDERS' EQUITY, NET CAPITAL AND OTHER REGULATORY REQUIREMENTS

As a registered broker-dealer, the Company is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule 15c3-1. The Company's net capital, as defined, is required to be the greater of $100,000 or the minimum net capital based on aggregate indebtedness. As of December 31, 2005, the Company's ratio of aggregate indebtedness to net capital was 3.84 to 1 and its net capital was $265,975 which was $165,975 in excess of the minimum net capital requirement.

The Company claims exemption from the provisions of the SEC's Rule 15c3-3 pursuant to paragraph (k)(2)(ii) as it clears its customer transactions through its correspondent broker on a fully disclosed basis.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

10. TRANSACTIONS WITH PARENT

The Company's Parent is a nonoperating holding company. During 2005, the Company made payments aggregating $89,755 to third parties on behalf of the Parent to enable it to meet its obligations. In addition, the Parent contributed $300,000 in cash and $158,036 of fixed assets to the Company during the year ended December 31, 2005. These transactions have resulted in a net increase of $368,281 in the amount due to the Parent, resulting in a balance of $153,036 which has been recorded as additional paid-in capital at December 31, 2005.


11. COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

As of December 31, 2004, the Company is obligated under several noncancelable lease agreements for office space, expiring at various dates through June 30, 2009. Deferred rent includes (a) $48,201 representing the difference between rent payable calculated over the lease terms on a straight-line basis and rent payable on a cash basis, and, (b) $80,000 representing a lease deposit assigned to the Company by a prior tenant upon the Company's assumption of the lease, which will be amortized as a reduction of rent expense over the remaining lease term. For the year ended December 31, 2005, rent expense was reduced by $94,908 for amortization of these amounts. Rent expense for all leases for the year ended December 31, 2005 totaled $1,295,168. The Company is also obligated under several noncancelable lease agreements for office equipment expiring at various dates through March 2010. The leases provide for minimum lease payments as follows:

         Year Ending
         December 31,
         ------------

             2006        $   1,359,568
             2007            1,330,059
             2008              864,819
             2009              337,552
             2010                  390
                         -------------
                         $   3,892,388
                         =============

Litigation
----------

The Company has been named as a defendant in the United States District of Puerto Rico for a claim in the amount of $800,000. The case is currently in the preliminary stages and the Company's counsel has filed both a motion to compel arbitration and a motion to dismiss the case. As the case has not yet entered the discovery process, management and its counsel are unable to express an opinion on the outcome. Management believes this claim is without merit and intends to vigorously defend it.

                      JESUP & LAMONT SECURITIES CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 2005

On March 30, 2005 the Company accepted an Offer of Settlement for the resolution of charges filed by the NASD's Department of Enforcement regarding various complaints and violations outlined in a letter received from the NASD on May 3, 2004. The Company resolved this matter by agreeing to pay a fine of $75,000, without admitting or denying the allegations of the complaint. The Company made an initial payment of $18,750 with the remainder being paid in monthly installments through May 2007 (see Note 7).


12. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

The Company's transactions are cleared by another broker-dealer in securities pursuant to a clearance agreement. Although the Company clears its transactions through another broker-dealer in securities, the Company is exposed to off-balance-sheet risk in the event that customers or other parties fail to satisfy their obligations. Should a customer fail to deliver cash or securities as agreed, the Company may be required to purchase or sell securities at unfavorable market prices. The Company maintains its cash in bank deposit accounts which, at times may exceed federal insured limits. At December 31, 2005, substantially all of the securities owned and the amounts due from brokers reflected in the statement of financial condition are positions held at and amounts due from one clearing broker, a large financial institution. The Company is subject to credit risk should this broker be unable to fulfill its obligations.

                      JESUP & LAMONT SECURITIES CORPORATION
               CONDENSED INTERIM STATEMENT OF FINANCIAL CONDITION
                                    UNAUDITED
                               September 30, 2006


Assets:
Cash and cash equivalents .......................................   $    61,457
Marketable securities owned, at market value ....................       262,578
Commissions and other receivables from clearing organizations ...       844,091
Furniture and equipment, net ....................................       317,420
Prepaid expenses and other assets ...............................       302,748
Notes and other accounts receivable .............................       881,188
Receivables due from officers and Parent ........................       681,443
Goodwill and intangible assets ..................................       137,250
                                                                    -----------
Total Assets ....................................................   $ 3,488,175
                                                                    ===========

Liabilities and Stockholders' Equity:

Liabilities:
Accounts payable, accrued expenses and other liabilities ........     1,136,588
Note payable ....................................................        12,584
                                                                    -----------
Total Liabilities ...............................................     1,149,172
                                                                    -----------

Stockholders' Equity:
   Common stock - no par value, 10,000 shares authorized,
   9,454 shares issued, 8,270 shares outstanding ................         6,000
Additional paid-in capital ......................................     5,820,755
Accumulated deficit .............................................    (3,353,868)
   Less:
     Treasury stock - 1,184 shares common, at cost ..............      (133,884)
                                                                    -----------
Total Stockholders' Equity ......................................     2,339,003
                                                                    -----------

                                                                    -----------
Total Liabilities and Stockholders' Equity ......................   $ 3,488,175
                                                                    ===========

      See accompanying notes to the condensed interim financial statements.

                      JESUP & LAMONT SECURITIES CORPORATION
                   CONDENSED INTERIM STATEMENTS OF OPERATIONS
                                    UNAUDITED


                                            NINE MONTHS ENDED  NINE MONTHS ENDED
                                              September 30,      September 30,
                                                  2006               2005
                                            -----------------  -----------------
Revenues:
Commissions and fees ...................      $  8,244,088       $  9,284,968
Trading income .........................         2,314,992          1,422,554
Investment banking income ..............           191,731          1,809,709
Service fees ...........................         4,408,080            376,053
                                              ------------       ------------
                                                15,158,891         12,893,284
                                              ------------       ------------

Expenses:
Employee compensation and benefits .....         2,658,109          3,043,853
Commissions and clearing costs .........        10,829,654          7,832,817
General and administrative .............         3,143,692          2,714,884
                                              ------------       ------------
                                                16,631,455         13,591,554
                                              ------------       ------------

Loss from operations ...................        (1,472,564)          (698,270)

Interest income ........................           837,677            557,271

Loss before income taxes ...............          (634,887)          (140,999)
    Less: Provision for income taxes ...                 -                  -
                                              ------------       ------------

Net loss ...............................      $   (634,887)      $   (140,999)
                                              ============       ============

      See accompanying notes to the condensed interim financial statements.

                                   JESUP & LAMONT SECURITIES CORPORATION
                                 CONDENSED INTERIM STATEMENTS OF CASH FLOWS
                                                 UNAUDITED
                                                                       NINE MONTHS ENDED  NINE MONTHS ENDED
                                                                         September 30,      September 30,
                                                                             2006                2005
                                                                       -----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss .......................................................       $  (634,887)       $  (140,999)
   Adjustments to reconcile net loss to net cash used by
    operating activities:
     Depreciation and amortization ................................           170,349            154,006
     (Increase) decrease in operating assets:
      Marketable securities owned .................................          (248,910)            73,573
      Securities sold, not yet purchased ..........................               120            107,250
      Commissions and other receivables from clearing organizations            53,425             (2,254)
      Prepaid expenses and other assets ...........................          (276,140)          (230,481)
     Increase (decrease) in operating liabilities:
      Accounts payable, accrued expenses and other liabilities ....           106,168           (672,273)
                                                                          -----------        -----------

   Cash used by operating activities ..............................          (829,875)          (711,178)
                                                                          -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of furniture, equipment and leasehold improvements ...           (46,275)           (81,768)
   Loans to officers ..............................................             7,633             20,005
                                                                          -----------        -----------

                                                                              (38,642)           (61,763)
                                                                          -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution ...........................................         1,000,000                  -
   Advances to Parent .............................................           (68,396)           115,688
   Payments on note payable .......................................           (28,331)                 -
                                                                          -----------        -----------

                                                                              903,273            115,688
                                                                          -----------        -----------

                                                                               34,756           (657,253)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..................            26,701            678,221
                                                                          -----------        -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ........................       $    61,457        $    20,968
                                                                          ===========        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Income taxes paid ..............................................       $       118        $     9,543
                                                                          ===========        ===========

   Interest paid ..................................................       $    11,874        $         -
                                                                          ===========        ===========

NONCASH INVESTING AND FINANCING ACTIVITIES:
   Contribution of fixed assets by Parent .........................       $         -        $   158,036
                                                                          ===========        ===========

                   See accompanying notes to the condensed interim financial statements.

                                                    F-24

                      JESUP & LAMONT SECURITIES CORPORATION
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                           September 30, 2006 and 2005

1. BASIS OF PRESENTATION

The financial statements included herein have been prepared by Jesup & Lamont Securities Corporation (the "Company") without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures contained herein are adequate to make the information presented not misleading. In the opinion of management, the information furnished in the unaudited condensed interim financial statements reflects all adjustments which are ordinary in nature and necessary to present fairly the Company's financial position, results of operations and cash flows for such interim periods. These unaudited condensed interim financial statements should be read in conjunction with the Company's financial statements and the notes thereto as of and for the year ended December 31, 2005.

2. ORGANIZATION AND NATURE OF BUSINESS

The Company is a broker and dealer registered with the Securities and Exchange Commission. The Company engages in various businesses of a broker-dealer including principal and agency trading, investment banking and underwriting activities. The Company clears its securities transactions on a fully disclosed basis with other broker-dealers and, accordingly, is exempt from the provisions of SEC Rule 15c3-3, and is not responsible for compliance with Section 4(c) of Regulation T of the Federal Reserve System. There were no liabilities subordinated to the claims of creditors during the nine months ended September 30, 2006.

As of September 30, 2006, the Company was a 98% owned subsidiary of Jesup & Lamont Holding Corporation ("Holding" or "Parent").


3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
----------------

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------

The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

                      JESUP & LAMONT SECURITIES CORPORATION
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                           September 30, 2006 and 2005

Securities Transactions
-----------------------

Principal transactions, agency commissions and related clearing expenses are recorded on a trade-date basis.

Securities owned which are traded on a national securities exchange or listed on NASDAQ, are valued at the last reported sales prices of the year. Securities owned, which have exercise or holding period restrictions, are valued at fair value as determined by the Company's management. Unrealized gains and losses resulting from changes in valuation are reflected in net gain (loss) on securities transactions. The carrying values of all other financial instruments approximate their fair values due to the relatively short-term nature of these instruments. Trade receivables and payables for security transactions that have not reached their contractual settlement date are recorded net in the statement of financial condition.

Investment banking revenue includes fees earned from providing merger and acquisition services, private and public offerings of debt and equity securities and financial restructuring advisory services. Investment banking revenues are recorded upon the closing of the transaction, when it can be determined that the fees have been irrevocably earned.

Furniture, Equipment and Leasehold Improvements
-----------------------------------------------

Furniture and equipment are stated at cost and are being depreciated over three and seven years which approximates their useful lives, using the straight-line method. Leasehold improvements are being amortized using the straight-line method over the term of the related office space lease. Major expenditures for furniture and equipment and those which substantially increase their useful lives are capitalized; maintenance, repairs, and minor renewals are expensed as incurred.

Income Taxes
------------

The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Intangible Asset
----------------

On January 1, 2004, the Company acquired substantially all of the assets (the "Acquired Assets") of Oftring & Company, Inc., a registered broker-dealer in securities located in Worcester, Massachusetts. The purchase price for the Acquired Assets consisted of cash of $90,000, 1,399,740 shares of Holding common stock representing 3% of the issued and outstanding shares of Holding and an option to purchase an additional 3% of the total of the issued and outstanding common stock of Holding at a purchase price equal to the book value of such shares as of December 31, 2003. The Holding common stock and option were valued at $240,000. The total purchase price was allocated as follows: $25,000 to furniture and equipment and $305,000 to intangible, principally customer lists.

                      JESUP & LAMONT SECURITIES CORPORATION
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                           September 30, 2006 and 2005

In addition, the seller or its designee is entitled to receive additional consideration equal to 7% of the Gross Commissions of the Oftring Group, both as defined, until the earlier to occur of (i) January 1, 2008 or (ii) the date that the aggregate payments of Gross Commissions equal $490,000. Commissions due under this agreement are being charged to compensation as earned, which amounted to approximately $57,260 for the nine months ended September 30, 2006. Amortization expense related to the intangible asset amounted to $45,750 for the nine months ended September 30, 2006.


4. DUE FROM OFFICERS AND PARENT

At September 30, 2006, the Company had unsecured, noninterest bearing outstanding demand loans of $548,586, $64,461, and $68,396, due from its Chairman, President and Parent, respectively.


5. NOTE PAYABLE

The note payable is a promissory note payable to the NASD, in payment of the fine assessed (see Note 8). The note is payable in monthly installments of $2,572, including interest at 9% through May 28, 2007. The future maturities of the note are as follows:

         Year Ending
         December 31,
         ------------

             2007          12,584
                         --------
                         $ 12,584
                         ========


6. INCOME TAXES

The Company files a consolidated income tax return with Holding. For financial reporting purposes, the Company determines its income tax provision on a separate company basis.

The Company accounts for taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of tax benefits or expense on the temporary differences between the tax basis and book basis of its assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. At September 30, 2006, the Company had deferred tax assets of approximately $2,287,000, which are primarily due to timing differences such as depreciation and amortization and net operating loss carryforwards. Such amount has been fully reserved based on the likelihood of realization. At September 30, 2006, the Company's share of the consolidated federal net operating loss carryforwards was approximately $4,575,000, which expires from 2020 through 2027.

                      JESUP & LAMONT SECURITIES CORPORATION
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                           September 30, 2006 and 2005

7. STOCKHOLDERS' EQUITY, NET CAPITAL AND OTHER REGULATORY REQUIREMENTS

As a registered broker-dealer, the Company is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule 15c3-1. The Company's net capital, as defined, is required to be the greater of $100,000 or the minimum net capital based on aggregate indebtedness. As of September 30, 2006, the Company's ratio of aggregate indebtedness to net capital was 3.28 to 1 and its net capital was $335,158 which was $235,158 in excess of the minimum net capital requirement.

The Company claims exemption from the provisions of the SEC's Rule 15c3-3 pursuant to paragraph (k)(2)(ii) as it clears its customer transactions through its correspondent broker on a fully disclosed basis.


8. COMMITMENTS AND CONTINGENCIES

Operating Leases
----------------

As of September 30, 2006, the Company is obligated under several noncancelable lease agreements for office space, expiring at various dates through June 30, 2009. Deferred rent includes (a) $37,617 representing the difference between rent payable calculated over the lease terms on a straight-line basis and rent payable on a cash basis, and, (b) $50,000 representing a lease deposit assigned to the Company by a prior tenant upon the Company's assumption of the lease, which will be amortized as a reduction of rent expense over the remaining lease term. For the nine months ended September 30, 2006, rent expense was reduced by $40,581 for amortization of these amounts. Rent expense for all leases for the nine months ended September 30, 2006 totaled $1,040,547. The Company is also obligated under several noncancelable lease agreements for office equipment expiring at various dates through March 2010. The leases provide for minimum lease payments as follows:

         Year Ending
         December 31,
         ------------

             2007          1,330,059
             2008            864,819
             2009            337,552
             2010                390
                         -----------
                         $ 3,892,388
                         ===========

                      JESUP & LAMONT SECURITIES CORPORATION
            NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

                           September 30, 2006 and 2005

Litigation
----------

The Company had been named as a defendant in the United States District of Puerto Rico for a claim in the amount of $800,000. This case has been dismissed.

On March 30, 2005 the Company accepted an Offer of Settlement for the resolution of charges filed by the NASD's Department of Enforcement regarding various complaints and violations outlined in a letter received from the NASD on May 3, 2004. The Company resolved this matter by agreeing to pay a fine of $75,000, without admitting or denying the allegations of the complaint. The Company made an initial payment of $18,750 with the remainder being paid in monthly installments through May 2007 (see Note 5).


9. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

The Company's transactions are cleared by another broker-dealer in securities pursuant to a clearance agreement. Although the Company clears its transactions through another broker-dealer in securities, the Company is exposed to off-balance-sheet risk in the event that customers or other parties fail to satisfy their obligations. Should a customer fail to deliver cash or securities as agreed, the Company may be required to purchase or sell securities at unfavorable market prices. The Company maintains its cash in bank deposit accounts which, at times may exceed federal insured limits. At September 30, 2006, substantially all of the securities owned and the amounts due from brokers reflected in the statement of financial condition are positions held at and amounts due from one clearing broker, a large financial institution. The Company is subject to credit risk should this broker be unable to fulfill its obligations.

          UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL INFORMATION

BASIS OF PRESENTATION

The unaudited combined pro forma condensed financial information set forth below gives effect to the acquisition of Jesup & Lamont Securities Corporation ("Jesup") by Empire Financial Holding Company ("Empire") as if it had been completed on January 1, 2005, for the purposes of the statements of operations, and as if it had been completed on September 30, 2006, for balance sheet purposes. The unaudited combined pro forma condensed financial statements are derived from the historical financial statements of Jesup and Empire.

Empire will account for the acquisition under the purchase method of accounting. Accordingly, Empire will establish a new basis for the subsidiary's assets and liabilities based upon the fair values thereof and the Empire purchase price, including costs of the acquisition. The purchase accounting adjustments made in connection with the development of the unaudited combined pro forma condensed financial statements are preliminary and have been made solely for the purposes of developing such pro forma financial information and are based upon the assumptions described in the notes hereto. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies, nor any adjustments to expenses for any future operating changes. Empire may incur integration-related expenses not reflected in the pro forma financial statements such as the elimination of duplicate facilities, operational realignment and workforce reductions. The following unaudited combined pro forma condensed financial information is not necessarily indicative of the financial position or operating results that would have occurred had the acquisition been completed on the dates discussed above.

Empire is unaware of events, other than those disclosed in the accompanying notes, that would require a material change to the preliminary purchase price allocation. However, a final determination of the required purchase accounting adjustments will be made within periods prescribed in accordance with generally accepted accounting principles. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial information and the date on which the acquisition took place.

The allocation of net assets will be subject to a final valuation.

                       EMPIRE FINANCIAL HOLDING COMPANY AND JESUP & LAMONT SECURITIES CORPORATION
                                      COMBINED PRO FORMA CONDENSED BALANCE SHEET
                                                       UNAUDITED
                                                As of September 30, 2006

                                                           Historical
                                            ----------------------------------------
                                            Empire Financial      Jesup & Lamont
                                             Holding Company  Securities Corporation   Pro Forma           Pro Forma
                                                Unaudited            Unaudited        Adjustments   Note    Balances
                                            ----------------  ----------------------  ------------  ----  ------------
Assets:
Cash and cash equivalents ..................  $  1,308,170         $     61,457       $     35,461  2,4   $  1,405,088
Marketable securities owned, at market value     5,197,098              262,578                  -           5,459,676
Commissions and other receivables from
  clearing organizations ...................     1,229,089              844,091                  -           2,073,180
Deposits at clearing organizations .........     2,104,400                    -                  -           2,104,400
Furniture and equipment, net ...............       274,568              317,420                  -             591,988
Prepaid expenses and other assets ..........       772,616              302,748                  -           1,075,364
Deferred tax assets ........................     2,091,595                    -                  -           2,091,595
Cash in escrow .............................       350,000                    -                  -             350,000
Notes and other accounts receivable ........     4,539,649              881,188                  -           5,420,837
Receivables due from officers ..............             -              681,443                  -             681,443
Goodwill and intangible assets .............       171,456              137,250         11,513,252   4      11,821,958
                                              ------------         ------------       ------------        ------------
Total Assets ...............................  $ 18,038,641         $  3,488,175       $ 11,548,713        $ 33,075,529
                                              ============         ============       ============        ============

Liabilities and Stockholders' Equity:

Liabilities:
Accounts payable, accrued expenses and other
  liabilities ..............................  $  1,295,477         $  1,136,588       $  1,082,592   4    $  3,514,657
Due to clearing organizations ..............     3,400,015                    -                  -           3,400,015
Securities sold, but not yet purchased, at
  market value .............................     1,360,097                    -                  -           1,360,097
Notes payable ..............................     3,957,333               12,584          1,750,000   2       5,719,917
Notes payable to Jesup & Lamont shareholders
  net of discount ..........................             -                    -          2,250,000   4       2,250,000
                                              ------------         ------------       ------------        ------------
Total Liabilities ..........................    10,012,922            1,149,172          5,082,592          16,244,686
                                              ------------         ------------       ------------        ------------

Stockholders' Equity:
Convertible preferred stock ................  $      8,905         $          -       $          -        $      8,905
Common stock ...............................        70,090                6,000             10,502   1          86,592
Additional paid-in capital .................    13,801,780            5,820,755          2,967,867   1      22,590,402
Accumulated deficit ........................    (5,855,056)          (3,353,868)         3,353,868          (5,855,056)
Treasury stock .............................             -             (133,884)           133,884   1               -
                                              ------------         ------------       ------------        ------------
Total Stockholders' Equity .................     8,025,719            2,339,003          6,466,121          16,830,843
                                              ------------         ------------       ------------        ------------

                                              ------------         ------------       ------------        ------------
Total Liabilities and Stockholders' Equity .  $ 18,038,641         $  3,488,175       $ 11,548,713        $ 33,075,529
                                              ============         ============       ============        ============

                    See accompanying notes to the combined pro forma condensed financial statements.

                                                          F-31

                       EMPIRE FINANCIAL HOLDING COMPANY AND JESUP & LAMONT SECURITIES CORPORATION
                                 COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                       UNAUDITED
                                              Year Ended December 31, 2005

                                                           Historical
                                            ----------------------------------------
                                            Empire Financial      Jesup & Lamont       Pro Forma           Pro Forma
                                             Holding Company  Securities Corporation  Adjustments   Note    Balances
                                            ----------------  ----------------------  ------------  ----  ------------
Revenues:
Commissions and fees .......................  $ 17,219,507         $ 12,688,024       $          -        $ 29,907,531
Trading income .............................     5,451,815            1,137,082                  -           6,588,897
Investment banking income ..................       266,410            2,028,510                  -           2,294,920
Service fees ...............................             -              826,073                  -             826,073
                                              ------------         ------------       ------------        ------------
                                                22,937,732           16,679,689                  -          39,617,421
                                              ------------         ------------       ------------        ------------

Expenses:
Employee compensation and benefits .........     4,789,976            3,923,249                  -           8,713,225
Commissions and clearing costs .............    15,070,113           10,280,745                  -          25,350,858
General and administrative .................     2,788,294            4,012,465            185,308   4       6,986,067
                                              ------------         ------------       ------------        ------------
                                                22,648,383           18,216,459            185,308          41,050,150
                                              ------------         ------------       ------------        ------------

Income from operations .....................       289,349           (1,536,770)          (185,308)         (1,432,729)

Other income (expenses):
    Interest income ........................       210,386              784,887                  -             995,273
    Interest expense .......................      (154,254)                   -           (206,250)  4        (360,504)
                                              ------------         ------------       ------------        ------------
                                                    56,132              784,887           (206,250)            634,769
                                              ------------         ------------       ------------        ------------

Income before income taxes .................       345,481             (751,883)          (391,558)           (797,960)
Income tax (expense) benefit ...............     2,117,000              (12,026)                 -           2,104,974
                                              ------------         ------------       ------------        ------------

Net income .................................     2,462,481             (763,909)          (391,558)          1,307,014
Preferred stock dividends ..................      (167,512)                   -                  -            (167,512)
                                              ------------         ------------       ------------        ------------
Net income applicable to common shareholders  $  2,294,969         $   (763,909)      $   (391,558)       $  1,139,502
                                              ============         ============       ============        ============

Basic and diluted earnings per share
 applicable to common shareholders:

     Earnings per share-basic and diluted ..  $       0.44                                                $       0.17
                                              ============                                                ============

     Earnings per share diluted ............  $       0.38                                                $       0.13
                                              ============                                                ============

Weighted average shares outstanding:

     Basic .................................     5,160,133                               1,650,154   1       6,810,287
                                              ============                            ============        ============

     Diluted ...............................     6,084,538                               2,992,154   1       9,076,692
                                              ============                            ============        ============

                    See accompanying notes to the combined pro forma condensed financial statements.

                                                          F-32

                       EMPIRE FINANCIAL HOLDING COMPANY AND JESUP & LAMONT SECURITIES CORPORATION
                                 COMBINED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                                       UNAUDITED
                                          Nine Months Ended September 30, 2006

                                                           Historical
                                            ----------------------------------------
                                            Empire Financial      Jesup & Lamont
                                             Holding Company  Securities Corporation   Pro Forma           Pro Forma
                                                Unaudited            Unaudited        Adjustments   Note    Balances
                                            ----------------  ----------------------  ------------  ----  ------------
Revenues:
Commissions and fees .......................  $ 13,113,457         $  8,244,088       $          -        $ 21,357,545
Trading income .............................     7,769,540            2,314,992                  -          10,084,532
Investment banking income ..................     1,929,390              191,731                  -           2,121,121
Service fees ...............................             -            4,408,080                  -           4,408,080
                                              ------------         ------------       ------------        ------------
                                                22,812,387           15,158,891                  -          37,971,278
                                              ------------         ------------       ------------        ------------

Expenses:
Employee compensation and benefits .........     7,508,151            2,658,109                  -          10,166,260
Commissions and clearing costs .............    12,223,771           10,829,654                  -          23,053,425
General and administrative .................     3,087,403            3,143,692            138,981   4       6,370,076
                                              ------------         ------------       ------------        ------------
                                                22,819,325           16,631,455            138,981          39,589,761
                                              ------------         ------------       ------------        ------------

Income from operations .....................        (6,938)          (1,472,564)          (138,981)         (1,618,483)

Other income (expenses):
    Interest income ........................       296,182              837,677                  -           1,133,859
    Interest expense .......................      (207,397)                   -           (154,688)  4        (362,085)
                                              ------------         ------------       ------------        ------------
                                                    88,785              837,677           (154,688)            771,774
                                              ------------         ------------       ------------        ------------

Income before income taxes .................        81,847             (634,887)          (293,668)           (846,709)
    Less: Provision for income taxes .......       (25,405)                   -                  -             (25,405)
                                              ------------         ------------       ------------        ------------

Net income .................................        56,442             (634,887)          (293,668)           (872,114)
Preferred stock dividends ..................      (172,122)                   -                  -            (172,122)
                                              ------------         ------------       ------------        ------------
Net income applicable to common shareholders  $   (115,680)        $   (634,887)      $   (293,668)       $ (1,044,236)
                                              ============         ============       ============        ============

Basic and diluted earnings per share
 applicable to common shareholders:

     Earnings per share-basic and diluted ..  $      (0.02)                                               $      (0.12)
                                              ============                                                ============

     Earnings per share diluted ............  $      (0.02)                                               $      (0.12)
                                              ============                                                ============

Weighted average shares outstanding:

     Basic .................................     6,991,413                               1,650,154   1       8,641,567
                                              ============                            ============        ============

     Diluted ...............................     6,991,413                               1,650,154   1       8,641,567
                                              ============                            ============        ============

                    See accompanying notes to the combined pro forma condensed financial statements.

                                                          F-33

   EMPIRE FINANCIAL HOLDING COMPANY AND JESUP & LAMONT SECURITIES CORPORATION
      NOTES TO UNAUDITED COMBINED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Empire completed the acquisition of Jesup on November 10, 2006 (see section "Item 2.01: Completion of Acquisition or disposition of Assets"). Cash on hand plus securities issued as set forth in Item 2.01 were used to fund the acquisition.

(2) After September 30, 2006, but prior to completion and unrelated to the acquisition of Jesup, Empire issued 90 day notes payable totaling $1,750,000.

(3) As of January 19, 2007, Empire has not received the final approved Membership Agreement from the NASD.

(4) On a pro forma basis, goodwill increased by $9,910,173 as a result of the acquisition. The increase in intangible assets totaling $1,853,079 was attributable primarily to the value of customer lists and trademarks and has been amortized ratably assuming a 10 year period. Net interest expense was included herein at 8.25% on the note payable issued as part of the purchase price. A summary of the total purchase price and net assets acquired are summarized below.

         Cash paid .....................................    $ 1,714,539
         Fair value of common stock issued .............      5,924,053
         Fair value of common stock options issued .....      3,131,071
         Note issued less discount of $250,000 .........      2,250,000
         Account payable assumed .......................        500,000
                                                            -----------
         Total consideration ...........................     13,519,663
                                                            -----------

         Acquisition costs:
                    Commissions and fees ...............        477,580
                    Legal and accounting ...............         85,012
                    Other ..............................         20,000
                                                            -----------
         Total acquisition costs .......................        582,592
                                                            -----------

         Total purchase price ..........................    $14,102,255
                                                            ===========


         Fair value of assets acquired:
                    Furniture and equipment ............    $   317,420
                    Net other assets ...................      2,021,583
                    Intangibles ........................      1,853,079
                    Goodwill ...........................      9,910,173
                                                            -----------

         Total net assets acquired .....................    $14,102,255
                                                            ===========

                                       F-34